                                                                    EXHIBIT 99.e

                             DISTRIBUTION AGREEMENT

     THIS  DISTRIBUTION  AGREEMENT  is made and  entered  into  this 31st day of
August, 2004, by and between AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS,  INC.
(the "Issuer"), a Maryland corporation and AMERICAN CENTURY INVESTMENT SERVICES,
INC. ("Distributor"), a Delaware corporation.

     WHEREAS,  the common stock of the Issuer is currently divided into a number of  separate  series of  shares,  or funds,  each  corresponding  to a  distinct portfolio  of  securities,  and many of which  are also  divided  into  multiple classes of shares; and

     WHEREAS, Distributor is a registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.; and

     WHEREAS,  American  Century  Investment  Management,  Inc.  ("ACIM") is the
registered investment adviser to the Issuer; and

     WHEREAS,  the Board of Director of the Funds  (collectively,  the  "Board")
wish to engage the Distributor to act as the distributor of the Funds;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties agree as follows:

SECTION 1. GENERAL RESPONSIBILITIES

Issuer hereby engages Distributor to act as exclusive  distributor of the shares of each class of its separate series, and any other series and classes as may be designated from time to time hereafter (the "Funds").  The Funds subject to this
Distribution  Agreement are identified on SCHEDULE A, as the same may be amended from time to time.  Sales of a Fund's  shares  shall be made  only to  investors residing in those states in which such Fund is registered.  After  effectiveness of each Fund's registration statement, Distributor will hold itself available to receive,  as agent for the Funds, and will receive,  by mail, telex,  telephone, and/or such other method as may be agreed upon between  Distributor  and Issuer, orders for the purchase of Fund shares, and will accept or reject such orders on behalf of the Funds in accordance  with the provisions of the applicable  Fund's prospectus.  Distributor  will be  available  to transmit  such orders as are so accepted to the Fund's  transfer agent as promptly as possible for processing at the shares' net asset value next determined in accordance with the prospectuses.

a.   OFFERING PRICE.  All shares sold by Distributor  under this Agreement shall be sold at the net asset value per share ("Net Asset Value")  determined in the manner described in each Fund's  prospectus,  as it may be amended from time to time,  next computed  after the order is accepted by Distributor or its agents or affiliates. Each Fund shall determine and promptly furnish to
     Distributor  a  statement  of the Net Asset  Value of shares of said Fund's series at least once on each day on which the Fund is open for business, as described in its current prospectus.

b.   PROMOTION  SUPPORT.  Each Fund  shall  furnish  to  Distributor  for use in connection  with the  sale of its  shares  such  written  information  with respect  to said Fund as  Distributor  may  reasonably  request.  Each Fund represents and warrants that such  information,  when  authenticated by the signature  of one of its  officers,  shall be true and  correct.  Each Fund shall furnish to Distributor  copies of its reports to its shareholders and such additional  information  regarding said Fund's financial  condition as
     Distributor may reasonably request. Any and all representations, statements and solicitations respecting a Fund's shares made in advertisements,  sales literature  and in any other  manner  whatsoever  shall be  limited  to and conform in all respects to the information provided hereunder.

c.   REGULATORY COMPLIANCE. Each Fund shall furnish to Distributor copies of its current  form of  prospectus,  as filed with the SEC,  in such  quantity as
     Distributor  may  reasonably  request  from  time to time,  and  authorizes
     Distributor  to use the  prospectus  in  connection  with  the sale of such
     Fund's shares. All such sales shall be initiated by offer of, and conducted in  accordance  with,  such  prospectus  and all of the  provisions  of the
     Securities Act of 1933, the Investment Company Act of 1940 ("1940 Act") and
     all  the  rules  and  regulations  thereunder.  Distributor  shall  furnish applicable federal and state regulatory authorities with any information or reports related to its services under this Agreement which such authorities may lawfully  request in order to ascertain  whether the Funds'  operations are being  conducted  in a manner  consistent  with any  applicable  law or regulations.

d.   ACCEPTANCE.  All orders  for the  purchase  of its  shares  are  subject to acceptance by each Fund.

SECTION 2. COMPENSATION

a.   INVESTOR CLASS AND INSTITUTIONAL  CLASS SHARES.  Except for the promises of the  Funds  contained  in this  Agreement  and their  performance  thereof,
     Distributor  shall  not  be  entitled  to  compensation  for  its  services hereunder  with respect to the Investor  Class and  Institutional  Class of shares.

b.   ADVISOR  CLASS AND R CLASS SHARES.  For the services  provided and expenses incurred  by  Distributor  as  described  in SECTION 2 AND SECTION 3 of the relevant  Master  Distribution  and  Individual  Shareholder  Services Plan
     adopted by the Board with respect to the Advisor  Class and R Class of such
     Funds,  Distributor  shall  be  compensated  as set  forth  in such  Master
     Distribution and Individual  Shareholder  Services Plan.  Distributor shall not be entitled to any other  compensation for its services  hereunder with respect to the Advisor Class and R Class of shares.

SECTION 3. EXPENSES

a.   Distributor  or one of its  affiliates or designees  shall pay all expenses incurred  by it in  connection  with the  performance  of its  distribution duties  hereunder  and  under  the

                                       2

     applicable Master Distribution and Individual  Shareholder  Services Plans,
     including,  but not  limited to (A)  payment of sales  commission,  ongoing commissions and other payments to brokers, dealers,  financial institutions or others who sell Advisor Class shares pursuant to selling agreements; (B)
     compensation   to  registered   representatives   or  other   employees  of
     Distributor  who engage in or support  distribution  of the Funds'  Advisor
     Class shares;  (C)  compensation to, and expenses  (including  overhead and telephone  expenses)  of,  Distributor;  (D) the printing of  prospectuses, statements  of additional  information  and reports for other than existing shareholders;  (E) the  preparation,  printing  and  distribution  of sales literature and advertising  materials  provided to the Funds'  shareholders and prospective  shareholders;  (F) receiving and answering  correspondence
     from  prospective   shareholders,   including  distributing   prospectuses,
     statements of additional  information,  and  shareholder  reports;  (G) the providing of  facilities to answer  questions  from  prospective  investors about Fund shares;  (H) complying  with federal and state  securities  laws pertaining  to  the  sale  of  Fund  shares;  (I)  assisting  investors  in completing  application  forms and  selecting  dividend  and other  account options;  (J) the  providing of other  reasonable  assistance in connection with the distribution of Fund shares;  (K) the organizing and conducting of sales seminars and payments in the form of  transactional  compensation  or promotional  incentives;  (L) profit on the  foregoing;  and (M) such other distribution and services  activities as the Issuers  determine may be paid for by  the  Issuers  pursuant  to  the  terms  of  this  Agreement  and in accordance with Rule 12b-1 of the 1940 Act.

b.   In addition to paying the above  expenses with respect to the Advisor Class and R Class,  Distributor or an affiliate  shall pay all expenses  incurred with  respect  to  the  Funds'  other  classes  in  connection  with  their registration  under  the  Securities  Act of 1933  and the  1940  Act,  the
     qualification  of such shares for sale in each  jurisdiction  designated by
     ACIM,  the issue and  transfer of such shares  (including  the  expenses of confirming purchase and redemption orders and of supplying the information, prices and other data to be furnished  by the Funds under this  Agreement), the  registration  of Distributor  as a broker,  and the  registration  and
     qualification  of  its  officers,   directors  and  representatives   under
     applicable federal and state laws.

SECTION 4. INDEPENDENT CONTRACTOR

Distributor shall be an independent  contractor.  Neither Distributor nor any of its officers,  trustees, employees or representatives is or shall be an employee of a Fund in connection with the performance of Distributor's  duties hereunder.
Distributor  shall  be  responsible  for its  own  conduct  and the  employment, control,  compensation  and  conduct of its agents  and  employees,  and for any injury  to such  agents  or  employees  or to  others  through  its  agents  and employees.  Any obligations of Distributor  hereunder may be performed by one or more affiliates of Distributor.

                                       3

SECTION 5. AFFILIATION WITH THE FUNDS

Subject to and in accordance with each Fund's formative documents and Section 10 of the 1940 Act, it is  understood:  that the  directors,  officers,  agents and shareholders  of the Funds are or may be interested in Distributor as directors, officers, or shareholders of Distributor;  that directors,  officers,  agents or shareholders  of Distributor are or may be interested in the Funds as directors, officers,  shareholders  (directly or  indirectly)  or  otherwise;  and that the effect of any such interest shall be governed by the 1940 Act and SECTION 4.

SECTION 6. BOOKS AND RECORDS

It is expressly  understood  and agreed that all  documents,  reports,  records, books, files and other materials ("Fund Records") relating to this Agreement and the services to be performed  hereunder  shall be the sole property of the Funds and that such  property,  to the extent  held by  Distributor,  shall be held by
Distributor  as agent  during the  effective  term of this  Agreement.  All Fund
Records shall be delivered to the applicable  Fund upon the  termination of this
Agreement, free from any claim or retention of rights by Distributor.

SECTION 7. SERVICES NOT EXCLUSIVE

The  services  of  Distributor  to the  Funds  hereunder  are  not to be  deemed exclusive, and Distributor shall be free to render similar services to others.

SECTION 8. RENEWAL AND TERMINATION

a.   TERM AND ANNUAL RENEWAL.  The term of this Agreement shall be from the date of its approval by the vote of a majority of the Board of each Issuer,  and it shall  continue in effect from year to year  thereafter  only so long as such continuance is specifically  approved at least annually by the vote of a majority of its Board,  and the vote of a majority of said  directors who are neither  parties to the  Agreement nor  interested  persons of any such party, cast at a meeting called for the purpose of voting on such approval.
     "Approved at least annually" shall mean approval occurring, with respect to the first  continuance  of the  Agreement,  during the 90 days prior to and including the date of its termination in the absence of such approval,  and with respect to any subsequent continuance, during the 90 days prior to and including  the first  anniversary  of the date upon  which the most  recent
     previous  annual  continuance  of  the  Agreement  became  effective.   The
     effective  date of the Agreement with respect to each Fund is identified in the Schedules attached to this Agreement.

b.   TERMINATION.  This Agreement may be terminated at any time, without payment of any  penalty,  by a  Fund's  Board,  upon 60  days'  written  notice  to
     Distributor,  and by Distributor  upon 60 days' written notice to the Fund.
     This  Agreement  shall  terminate   automatically   in  the  event  of  its
     assignment. The term "assignment" shall have the meaning set forth

                                       4

     for such term in Section 2(a)(4) of the 1940 Act.

SECTION 9. SEVERABILITY

If   any  provision of this  Agreement  shall be held or made invalid by a court decision,  statute,  rule  or  similar  authority,  the  remainder  of this
     Agreement shall not be affected thereby.

SECTION 10. APPLICABLE LAW

This  Agreement  shall be construed in accordance  with the laws of the State of
Missouri.

SECTION 11. AMENDMENT

This  Agreement  and the  Schedules  forming a part hereof may be amended at any time by a writing  signed by each of the parties  hereto.  In the event that the
Board of any additional  funds indicate by resolution  that such funds are to be made parties to this Agreement, whether such funds were in existence at the time of the  effective  date of this  Agreement or  subsequently  formed,  SCHEDULE A hereto  shall be amended to reflect the  addition of such new funds and such new funds shall thereafter  become parties hereto.  In the event that such new funds issue multiple classes of shares, SCHEDULES B, C D AND E, as appropriate,  shall be amended to reflect the addition of such new funds' classes. In the event that any of  the  Funds  listed  on  SCHEDULE  A  terminates  its  registration  as a management investment company, or otherwise ceases operations,  SCHEDULE A (and, as appropriate, SCHEDULES B, C, D OR E) shall be amended to reflect the deletion of such Fund and its various classes.

                               AMERICAN CENTURY INVESTMENT SERVICES, INC.

                               By:    /s/ David C. Tucker
                                      ------------------------------------------
                                      David C. Tucker
                                      Senior Vice President

                               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

                               By:    /s/ Charles A. Etherington
                                      ------------------------------------------
                                      Charles A. Etherington
                                      Vice President

                                       5

                                   SCHEDULE A

           COMPANIES AND FUNDS COVERED BY THIS DISTRIBUTION AGREEMENT

FUND                                                        DATE OF AGREEMENT
----                                                        -----------------

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
    My Retirement 2015 Portfolio                            August 31, 2004
    My Retirement 2025 Portfolio                            August 31, 2004
    My Retirement 2035 Portfolio                            August 31, 2004
    My Retirement 2045 Portfolio                            August 31, 2004
    My Retirement Income Portfolio                          August 31, 2004
    One Choice Portfolio: Very Conservative                 August 31, 2004
    One Choice Portfolio: Conservative                      August 31, 2004
    One Choice Portfolio: Moderate                          August 31, 2004
    One Choice Portfolio: Aggressive                        August 31, 2004
    One Choice Portfolio: Very Aggressive                   August 31, 2004

                                                                        page A-1

                                   SCHEDULE B

                              INVESTOR CLASS FUNDS

FUND                                                        DATE OF AGREEMENT
----                                                        -----------------

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
    My Retirement 2015 Portfolio                            August 31, 2004
    My Retirement 2025 Portfolio                            August 31, 2004
    My Retirement 2035 Portfolio                            August 31, 2004
    My Retirement 2045 Portfolio                            August 31, 2004
    My Retirement Income Portfolio                          August 31, 2004
    One Choice Portfolio: Very Conservative                 August 31, 2004
    One Choice Portfolio: Conservative                      August 31, 2004
    One Choice Portfolio: Moderate                          August 31, 2004
    One Choice Portfolio: Aggressive                        August 31, 2004
    One Choice Portfolio: Very Aggressive                   August 31, 2004

                                                                        page B-1

                                   SCHEDULE C

                            INSTITUTIONAL CLASS FUNDS

FUND                                                        DATE OF AGREEMENT
----                                                        -----------------
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
    My Retirement 2015 Portfolio                            August 31, 2004
    My Retirement 2025 Portfolio                            August 31, 2004
    My Retirement 2035 Portfolio                            August 31, 2004
    My Retirement 2045 Portfolio                            August 31, 2004
    My Retirement Income Portfolio                          August 31, 2004

                                                                        page C-1

                                   SCHEDULE D

                               ADVISOR CLASS FUNDS

FUND                                                        DATE OF AGREEMENT
----                                                        -----------------
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
    My Retirement 2015 Portfolio                            August 31, 2004
    My Retirement 2025 Portfolio                            August 31, 2004
    My Retirement 2035 Portfolio                            August 31, 2004
    My Retirement 2045 Portfolio                            August 31, 2004
    My Retirement Income Portfolio                          August 31, 2004

                                                                        page D-1

                                   SCHEDULE E

                                  R CLASS FUNDS
FUND                                                        DATE OF AGREEMENT
----                                                        -----------------
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
    My Retirement 2015 Portfolio                            August 31, 2004
    My Retirement 2025 Portfolio                            August 31, 2004
    My Retirement 2035 Portfolio                            August 31, 2004
    My Retirement 2045 Portfolio                            August 31, 2004
    My Retirement Income Portfolio                          August 31, 2004

                                                                        page E-1